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                                                                      EXHIBIT 21

                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

All of the Company's subsidiaries listed below are wholly owned.

NAME                                                                                              STATE OF INCORPORATION
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
ValueVision Media, Inc.                                                                                 Minnesota
VVI LPTV, Inc.                                                                                          Minnesota
ValueVision Direct Marketing Company, Inc.                                                              Minnesota
VVI Fulfillment Center, Inc.                                                                            Minnesota
Packer Capital, Inc.                                                                                    Minnesota
Enhanced Broadcasting Technologies, Inc.                                                                Minnesota
Iosota, Inc.                                                                                            Delaware
FanBuzz, Inc.                                                                                           Delaware
FanBuzz Retail, Inc.                                                                                    Delaware
ValueVision Media Acquisitions, Inc.                                                                    Delaware
ValueVision Retail, Inc.                                                                                Delaware
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